UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

July 21, 2005

NetMeasure Technology Inc.

(Exact name of registrant as specified in its charter)

Nevada

0-27675

86-0914695

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

118 Howe St. Victoria, B.C.

V8V 4K4

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (250) 384-2077

ITEM 2.03.

Creation of a Direct Financial Obligation

On July 21, 2005, the Company entered into a Reorganization and Stock Purchase Agreement whereby it will acquire 78.8% of the equity in S-Cam Co. Ltd., a Korean entity, which consists of 5,565,000 common stock (the “Acquisition”).  Under the terms of the Acquisition, twenty three million, three hundred and five thousand (23,305,000) shares of the Company’s common stock will be issued to the shareholders of S-Cam. The issuance and delivery of the Company’s shares pursuant to the Acquisition will take place on or before July 31, 2005.

S-Cam produces MP3 and CD Players (developed by S-Cam), MP3 Players (OEM for Samsung Electronics & Others), Mobile Camera Modules (VGA, MEGA) and other devices such as Web Pads.

The Company is waiting for completion of the audit of S-Cam and will prepare the required pro forma financial statements and will file such financial statements as an Exhibit to Amendment No. 1 of this Form 8-K. At the time that this original Form 8-K was filed with the Securities and Exchange Commission on July 25, 2005, it was not possible to file audited financial statement of S-Cam or pro form financial statements showing the effects of the acquisition of S-Cam by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

July 25, 2005

NETMEASURE TECHNOLGY INC.

By:/s/ PETER LAIPNIEKS

      Name:  Peter Laipnieks

      Title:    President